UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2016

AG&E HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Illinois	1-8250	36-1944630
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4630 South Arville Street, Suite E, Las Vegas, NV 89103
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (702) 798-5752

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on October 21, 2016, AG&E Holdings Inc. (the “Company”) received a notice from the NYSE MKT LLC (“NYSE MKT”) that the Company is not in compliance with the stockholders’ equity requirements set forth in Sections 1003(a)(i)-(iii) of the NYSE MKT Company Guide.

Since that time, the Company has been preparing a plan to regain and continue to maintain compliance with NYSE MKT’s continued listing standards by April 21, 2018. In connection with preparing such plan, the Company determined that it will be difficult for the Company to satisfy the NYSE MKT’s listing requirements on or before the expiration of the compliance period.

Therefore, the Company has notified the NYSE MKT of its intent to voluntarily delist its common stock from the NYSE MKT. The Company currently anticipates that it will file with the Securities and Exchange Commission and NYSE MKT a Form 25 relating to the delisting of its common stock on or about November 28, 2016, and anticipates that the delisting of its common stock will become effective on or about December 8, 2016.

The Company intends to apply to have its common stock quoted on the OTCQB tier of the OTC Markets. The Company will remain subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

The Company issued a press release announcing its intention to voluntarily delist from the NYSE MKT. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG&E HOLDINGS INC.

By: /s/ Anthony Spier
Name: Anthony Spier
Title: Chief Executive Officer

Date:     November 18, 2016